Exhibit 10.2

SOFTWARE LICENSE AGREEMENT

This Software License Agreement (“Agreement”) is made and entered into this 1st day of January, 2004, by and between CENTERSHIFT, INC., a Utah corporation (“Centershift”), and EXTRA SPACE STORAGE, LP, a Delaware limited partnership (“Licensee”).

RECITALS

A.	Centershift is the owner of certain computer software and its related documentation (manuals, brochures, guides, etc.), whether printed or online, and updates, revisions and/or enhancements to such software, as more fully described in Exhibit “A,” attached hereto and incorporated herein (collectively referred to hereinafter as “STORE”).

B.	Centershift desires to grant to Licensee and Licensee desires to obtain from Centershift a license to use STORE in accordance with the terms set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Grant of License. Centershift hereby grants to Licensee a non-exclusive, perpetual license to use STORE in all of Licensee’s self-storage facilities, both currently owned or managed by Licensee and hereafter acquired or managed by Licensee (“License”). The License shall include the right to use STORE in executable form at any of Licensee’s facilities, to access the STORE databases by means of the STORE software, to receive enhancements, error corrections, modification, updates and upgrades to STORE, and all other rights that are set forth in this Agreement. Licensee and Centershift shall enter into an annual or multi-annual service agreement in a form mutually acceptable to both parties, which service agreement shall govern the terms and conditions that apply to the installment, services, and other general provisions governing Licensee’s use of STORE.

2.	Copies. Licensee shall have the right to copy any documentation or online Licensee support materials for STORE, whether in hardcopy or electronic form, provided that such copies shall be used for internal use only and shall not be republished or distributed, either in hardcopy of electronic form, to any third party.

3.	Proprietary Rights.

a.	Licensee hereby acknowledges and agrees that STORE is the proprietary property of Centershift and is protected by copyright laws, international copyright treaties, patent laws and other intellectual property laws and treaties. Centershift, the Centershift logo, STORE, the STORE logo, Centershift.net, Centershift.com, and other trade names and logos used in connection with STORE, are trademarks and/or service marks of Centershift, Inc. or one of its affiliates.

b.	Licensee acknowledges and agrees that, except as otherwise provided herein, this Agreement and the License granted hereunder does not grant any right, title or interest in and to any patents, copyrights, trade secrets, trademarks, service marks, or other property rights or rights of ownership in STORE, or any part thereof in whatever form, and acknowledges that STORE contains proprietary and confidential information of Centershift, which is intellectual property belonging solely to Centershift and is protected by law.

c.	Licensee agrees not to remove, obliterate or cancel from view any copyright, trademark, confidentiality or other proprietary notice, mark or legend appearing on any part of STORE, whether in hard copy or electronic form, and to reproduce and include the same on each copy of the software or its documentation.

4.	Confidential Information.

a.	Centershift and Licensee each acknowledge that it may have access to certain confidential information of the other party concerning the other party’s business, plans, Licensees, technologies, products, services and other information held in confidence by the other party (“Confidential Information”). Confidential Information includes all information, in tangible or intangible form, that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered Confidential Information, including, without limitation, any information disclosed by Centershift about the technologies, methodologies, equipment, software or processes used by Centershift in connection with STORE, any Licensee data, business rules or methodologies provided by Licensee for use under this Agreement. The parties agree that STORE, including algorithms and documentation, whether provided physically or electronically, is expressly designated as Confidential Information without any such marking requirement.

b.	Each party agrees to keep confidential the other parry’s Confidential Information. Each party agrees that it will use the other party’s Confidential Information solely for the purposes of this Agreement and will not use the other party’s Confidential Information for its own account or benefit or for the account or benefit of any third party, except as expressly permitted by or required to achieve the purposes of this Agreement, nor to disclose to any third party (except as required by law or to that party’s attorneys, accountants or other advisors as reasonably necessary) any of the other party’s Confidential Information and will take reasonable precautions to protect the confidentiality of such information, which precautions shall be at least as stringent as such party takes to protect its own Confidential Information.

c.	Neither Party shall have any obligation under this Section 4 with respect to information which (a) is publicly known by the receiving party at the time of disclosure or becomes publicly known through no fault of the receiving party, (b) is in the receiving party’s possession prior to disclosure by the disclosing party, as evidenced by written records, (c) is hereafter received from a third party as a matter of right and without breach of any nondisclosure restrictions, (d) is furnished to any third party by the disclosing party without similar nondisclosure restrictions on such third party, (e) is approved for release in writing by the disclosing party, or (f) is disclosed pursuant to a law or a governmental or judicial order, provided, however that, prior to any such disclosure, the receiving party immediately notifies the disclosing party so that the disclosing party may seek a protective order or take other protective action.

5.

Prohibited Acts. Subject to Section 7, Licensee shall not modify, reverse engineer, reverse compile, or disassemble STORE software or any other proprietary technology provided by Centershift or create derivative works of STORE. Licensee shall not download and/or save a copy of any of the screens appearing in the Service for any purpose, except as otherwise provided in this Agreement. Licensee agrees not to access STORE by any means other than through the interface that is provided by Centershift for use in accessing STORE. A breach of this Section shall give Centershift the right to terminate the License and/or this Agreement immediately, without obligation of any kind to Licensee, and in addition to seek all remedies available to Centershift in law or in equity.

6.	Licensee’s Breach. In the event of Licensee breaches any material Licensee obligation of this Agreement, Centershift shall have the right to terminate this Agreement upon written notice to Licensee, provided Licensee has not cured the breach within one hundred and twenty (120) days after receipt of the written notice from Centershift. Upon such termination, the License shall no longer be in effect and Licensee shall no longer have any right to use STORE and any and all STORE software, documentation and printed materials provided by Centershift and any other proprietary materials or resources owned by Centershift shall be promptly delivered to Centershift in accordance with Centershift’s reasonable instructions.

7.	Right to Source Code. If Centershift (a) discontinues its business; (b) discontinues providing STORE and it accompanying services to Licensee without cause; (c) files a petition in bankruptcy, becomes insolvent or dissolves; (d) merges or consolidates into another corporation and as a result of such merger or consolidation less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former shareholders of Centershift as the same shall have existed prior to such merger or consolidation; or (e) sells, leases, exchanges, or otherwise transfers (in one transaction or a series of transactions) all or substantially all of its assets to an entity that is not a wholly owned subsidiary of Centershift, Centershift shall, within fifteen (15) days after one of the foregoing events occurs, provide to Licensee, without charge, a copy of the STORE source code (herein the “Source Code”), a working copy of all programs used in connection with STORE, and all of Licensee’s data (in such format as shall be required by Licensee). The License granted under this Agreement shall continue in effect and, in addition, Licensee shall have the non-exclusive, perpetual right and license to use the Source Code and all documentation and supporting materials, including, but not limited to, the right to modify, reverse engineer, or disassemble the Source Code or create derivative works of STORE.

8.	Consent Required. Centershift hereby agrees and covenants that it shall not, without the prior written consent of Licensee enter into a license agreement for the use of STORE as defined herein with any entity which is listed on any of the national security exchanges (i.e. public company) which is engaged in any aspect of the self storage business.

9.

Warranty; Disclaimer of Warranties. Centershift represents and warrants to Licensee that Centershift owns all right, title and interest in and to STORE and has the right to grant the License to Licensee. EXCEPT FOR THE FOREGOING WARRANTY, STORE IS PROVIDED “AS IS,” WITHOUT WARRANTIES, REPRESENTATIONS OR PROMISES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CENTERSHIFT AND ITS SUPPLIERS DISCLAIM ANY WARRANTY THAT THE FUNCTIONS CONTAINED IN STORE WILL MEET LICENSEE’S REQUIREMENTS OR THAT THE OPERATION OF THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE. LICENSEE

EXPRESSLY UNDERSTANDS AND AGREES THAT LICENSEE’S USE OF STORE, INCLUDING ANY APPLETS, SOFTWARE, CONTENT AND SERVICES ACCESSIBLE OR RELATED THERETO, IS ENTIRELY AT LICENSEE’S OWN RISK. LICENSEE ASSUMES FULL RESPONSIBILITY FOR THE USE OF STORE TO ACHIEVE LICENSEE’S INTENDED PURPOSES, FOR THE PROPER INSTALLATION AND USE OF STORE, AND FOR VERIFYING THE; RESULTS OBTAINED FROM THE USE OF STORE.

10.	Limitation of Liability. EXCEPT FOR ANY LIABILITY ARISING UNDER SECTION 4 (CONFIDENTIALITY INFORMATION, IN NO EVENT SHALL CENTERSHIFT OR ITS SUPPLIERS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF CENTERSHIFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CENTERSHIFT IS NOT RESPONSIBLE FOR LOSS OF USE OF ANY WEB SITE, INTERNET ACCESS, HARDWARE OR SOFTWARE, LOSS OF DATA OR PROFITS, COSTS OF RE-CREATING DATA, COSTS OF ANY SUBSTITUTE PERFORMANCE, EQUIPMENT OR PROGRAM, OR CLAIMS BY ANY THIRD PARTY, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

11.	Indemnification.

a.	Centershift hereby agrees to indemnify, defend and hold harmless Licensee and Licensee’s successors and assigns from any and all damages, claims, losses, liability, causes of action, judgments, costs, and/or expenses (including, without limitation, reasonable attorneys fees) asserted against or suffered by Licensee and arising out of any third party claim of infringement with respect to STORE or any programs or source code used in connection therewith.

b.	Licensee hereby agrees to defend, indemnify and hold harmless Centershift and Centershift’s successors and assigns from and against any and all damages, claims, losses, liability, causes of action, judgments, costs and/or expenses (including, without limitation, reasonable attorney’s fees) asserted against or suffered by Centershift and arising from Licensee’s violation of the terms and conditions of this Agreement, state or federal laws or regulations, or any third party’s rights, including but not limited to Licensee’s infringement of any copyright, violation of any proprietary right or invasion of privacy rights.

12.	Notices. Any notices required or permitted under the terms of this Agreement shall be given in writing to the appropriate party at the address specified below, or at such other address as the party shall specify in writing. Such notices shall be made by personal delivery, fax, certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee upon personal delivery, or one (1) business day after sending notice by Federal Express or other similar overnight delivery service, or the date of transmission if sent by fax, or three (3) business days after mailing if sent by certified or registered mail, with postage prepaid.

If to Centershift:	Centershift, Inc. Attn: President 2755 E. Cottonwood Parkway, Suite 450 Salt Lake City, UT 84121 Tel. 877-927-4438 Fax

If to Licensee:	Extra Space Storage, Inc. Attn: General Counsel 2795 E. Cottonwood Parkway, Suite 400 Salt Lake City, UT 84121 Tel. 801-562-5556 Fax 801-562-5579

13.	Miscellaneous.

a.	Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations and agreements, whether written or oral, with respect to such subject matter. No amendment, modification, supplement, or other purported alteration of this Agreement shall be binding on the parties, unless it is in writing and is signed on behalf of the parties by their own authorized representatives.

b.	Governing Law. This Agreement shall be construed, interpreted, and governed by the laws of the State of Utah, excluding its conflict of law rules. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto must be brought in the courts of the State of Utah, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

c.	Attorneys’ Fees. The prevailing party in any suit brought to enforce a provision of this Agreement shall be entitled to an award of reasonable costs and attorneys’ fees.

d.	Export Controls. Licensee agrees that it will not, without the prior written consent of Centershift, export directly or indirectly, Centershift’s computer software or any portion thereof to anyone outside the United States or outside the national jurisdiction in which any of Licensee’s business sites are located. If Licensee receives Centershift’s written consent to export any part of STORE, Licensee agrees not to export or transfer, whether directly or indirectly, Centershift’s computer software, or any portion thereof, or any system containing the same to anyone outside the United States without first complying with all export controls that may be imposed on the such software by the United States government or any country or organization of nations within whose jurisdiction Licensee operates or does business.

e.	Assignment. This Agreement shall not be assigned by Licensee to any other person or entity without the written consent of Centershift, except that Licensee may assign its interests in this Agreement, without consent, in connection with a merger, reorganization, or other business combination or sale of substantially all of the assets of a business unit where Licensee is not the surviving entity. Any other attempted assignment or delegation of Licensee’s obligations hereunder shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

f.	No Waiver. The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

g.	Severability. If any provision of this Agreement is found invalid, illegal or unenforceable, it will not affect the validity of the balance of this Agreement, which shall remain valid and enforceable according to its terms.

IN WITNESS, WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives.

CENTERSHIFT, INC.	EXTRA SPACE STORAGE, LP
	By:	ESS Holdings Business Trust I

By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date: